Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-115305, 333-115307 and 333-115308) on Form S-8 of our report relating to the financial statements of Embratel Participações S.A. dated March 17, 2004 (except with respect to the matters discussed in Note 30 and 31, as to which the date is May 21, 2004), appearing in the Annual Report on Form 10-K of MCI Inc. for the year ended December 31, 2004.

/s/ DELOITTE TOUCHE TOHMATSU AUDITORES INDEPENDENTES

Rio de Janeiro, Brazil

February 21, 2005